Exhibit 10.8a

[Execution Copy]

SHAREHOLDERS AGREEMENT

This Shareholders Agreement (this “Agreement”) is made as of this 9th day of June, 2008 by and among Steel Dynamics, Inc., an Indiana corporation (together with any successor thereto, the “SDI”) and the shareholders of SDI listed on the signature pages hereto (the “Shareholders”) under the following circumstances:

A.            Carolina Investment Company, LLC, an Indiana limited liability company, as the buyer (“Buyer”), ASAP Investors, LLC, a North Carolina limited liability company (“ASAP Investors”) and CRG Investors, LLC, a South Carolina limited liability company (“CRG Investors”), as sellers (“Sellers”), the Shareholders, as the direct or indirect owners of all of the equity interests of the Sellers and Recycle South, LLC, a Delaware limited liability company (the “Company”) are parties to a Membership Purchase Agreement dated May 8, 2008 (the “Purchase Agreement”) pursuant to which the Buyer purchased all the Sellers’ Membership Interest (as that term is defined in the Purchase Agreement) in the Company and SDI issued shares of its Common Stock (as defined below) to the Shareholders; and

B.            Buyer is a wholly owned subsidiary of OmniSource Corporation, an Indiana corporation, which, in turn, is a wholly owned subsidiary of SDI; and

C.            This Agreement is being executed and delivered in connection with the closing of the transactions contemplated by the Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1          Construction of Terms.  As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or numbers, as the case may be, whenever the context so indicates or requires.

1.2          Defined Terms.  In addition to the words elsewhere defined in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” of any Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person.  A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Broker’s Transaction” means a “broker’s transaction” as defined in Rule 144 promulgated under the Securities Act.

“Closing Date” means the closing date of the transactions contemplated by the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Common Stock” means SDI’s Common Stock, par value $0.005 per share, and any other securities into which or for which such shares may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission thereunder.

“Hedging Transaction” means any short sale (whether or not against the box) or purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from SDI’s Common Stock.

“Person” means any individual, corporation, association, partnership, limited liability company, joint venture, estate, trust or unincorporated organization or any government or any agency or political subdivision thereof.

“Registrable Securities” means the Shares held by the Shareholders and any other securities issued or issuable with respect to any such shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any shares of Common Stock held by a Shareholder when all shares of Common Stock held by such Shareholder may be sold in a three-month period without restriction pursuant to Rule 144 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued by SDI to the Shareholders at the closing of the transactions contemplated by the Purchase Agreement, including shares issued in the name of the Sellers and held pursuant to the escrow agreement executed and delivered on the Closing Date.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, of any rights or interests therein or the disposition of the economic interest therein, whether by merger, operation of law or otherwise, including pursuant to any Hedging Transaction.  “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.

SECTION 2

RESTRICTIONS ON TRANSFER

2.1          Restrictions on Transfer.  Each Shareholder agrees that he, she or it will not Transfer all or any portion of the Shares, except in connection with, and strictly in compliance with the conditions of, any of the following:

(a)           Transfers of Unrestricted Shares as described in Section 2.2;

(b)           Transfers by a Shareholder to (i) his or her spouse, children, grandchildren, parents, siblings or siblings’ children (each, a “Family Member”), (ii) a trust, corporation, limited partnership, limited liability company or other entity organized solely for the benefit of such Shareholder and/or any Family Member, or (iii) a tax-exempt foundation established and funded solely by the Shareholders and their Family Members or any of them; provided, that (x) the Transfer is exempt from the registration requirements of the Securities Act and (y) unless the Shares relating to such Transfer are Unrestricted Shares (as defined below) the Transferee shall have executed a Joinder Agreement substantially in the form of Exhibit A attached hereto; or

(c)           Transfers upon the death of a Shareholder to his or her heirs, executors or administrators or to a trust under his or her will or Transfers between such Shareholder and his or her guardian or conservator, provided that (x) the Transfer is exempt from the registration requirements of the Securities Act and (y) unless the Shares relating to such Transfer are Unrestricted Shares, the Transferee shall have executed a Joinder Agreement substantially in the form of Exhibit A attached hereto.

Any permitted Transferee described in the preceding clauses (b) or (c) shall be referred to herein as a “Permitted Transferee.”  Notwithstanding anything to the contrary in this Agreement or any failure to execute a Joinder Agreement as contemplated hereby, Permitted Transferees shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the transferor, whether or not they so agree with the transferor and/or SDI.

2.2          Release of Restrictions.  Notwithstanding Section 2.1, a Shareholder may Transfer all of the Shares issued to such Shareholder on the Closing Date at any time on or after the date that is six (6) months following the Closing Date.  Any Shares that may be Transferred by a Shareholder free of the restrictions set forth in this Section 2 shall be referred to as the “Unrestricted Shares.”

2.3          Prohibited Transfers.  If any Transfer of Shares by a Shareholder is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio.  SDI shall have, in addition to any other legal or equitable remedies which it may have, the right to enforce the provisions of this Section 2 by actions for specific performance (to the extent permitted by law).  SDI shall have the right to refuse to recognize any Transferee as one of its shareholders for any purpose.

SECTION 3

SHELF REGISTRATION

3.1          Shelf Registration.

(a)           By the earlier of (i) the date that is one hundred eighty (180) days after the Closing Date or (ii) December 31, 2008, SDI shall file a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of all Registrable Securities held by the Shareholders.  SDI represents and warrants to the Shareholders that SDI is a Well-Known Seasoned Issuer as such term is defined in the regulations promulgated under the Securities Act qualified to file automatically-effective shelf registration statements under the Securities Act and rules and regulations promulgated thereunder and that the Shelf Registration Statement will be automatically effective when filed with the Commission.

(b)           SDI shall use its commercially reasonable efforts to maintain its status as a Well-Known Seasoned Issuer qualified to file automatically-effective shelf registration statements, including the Shelf Registration Statement, and keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of the Shares held by the Shareholders and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the rules and regulations of the Commission as announced from time to time, until the earliest to occur of (i) the three year anniversary of the Closing Date, (ii) such time when all the Shares covered by such Shelf Registration Statement  have been sold, or (iii) such time when the Shareholders no longer hold any Registrable Securities.

3.2          Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Shareholder may include any of its Shares in any Shelf Registration Statement pursuant to this Agreement unless and until such Shareholder furnishes to SDI in writing, promptly after receipt of a request therefor, such information as SDI may reasonably request for use in connection with any Shelf Registration Statement or prospectus or preliminary prospectus included therein. Each Shareholder agrees to furnish promptly to SDI all information with respect to such Shareholder required to be disclosed in order to make the information previously furnished to SDI by such Shareholder not materially misleading.

3.3          Further Obligations of SDI.  In connection with the preparation and filing of the Shelf Registration Statement, SDI shall:

(a)           furnish to each selling Shareholder such copies of each preliminary and final prospectus and such other documents as such Shareholder may reasonably request to facilitate the resale of its Registrable Securities;

(b)           use its commercially reasonable efforts to register or qualify the securities covered by the Shelf Registration Statement under the securities or “blue sky” laws of such jurisdictions as any selling Shareholder may reasonably request; provided that SDI shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(c)           promptly notify each selling Shareholder, at any time when a prospectus relating to his, her or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Shareholder, promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(d)           use commercially reasonable efforts to list the Registrable Securities included in the Shelf Registration Statement on each securities exchange or quotation system on which similar securities issued by SDI are then listed or quoted;

(e)           otherwise cooperate with the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities pursuant to the Shelf Registration Statement.

3.4          Registration Expenses.

(a)           SDI shall bear its own expenses in connection with the performance of its obligations hereunder, including: (i) all Commission registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state securities or “blue sky” laws; (iii) all expenses of printing any prospectus included in the Shelf Registration Statement; (iv) all application and filing fees in connection with listing the Registrable Securities on a securities exchange or quotation system pursuant to the requirements thereof; and (v) all fees and disbursements of independent certified public accountants of SDI.

(b)   The Shareholders shall bear their own expenses, including any discounts and commissions, in connection with the Shelf Registration Statement and the sale of the Registrable Securities thereunder.

SECTION 4

GENERAL

4.1          Amendments, Waivers and Consents.  For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.  This Agreement may be amended, modified or terminated and any provision hereof may be waived by the joint written consent of SDI and a majority-in-interest of the Shareholders, in each case based on their respective holdings of Shares, provided, that any party may waive any provision hereof intended for its benefit by written consent.  Any amendment, modification, termination or waiver effected in accordance with this Section 4.1 shall be binding upon all parties even if they do not execute such written consent, provided that such amendment, modification, termination or waiver does not disproportionately disadvantage or unfairly discriminate against any non-consenting Shareholder.

4.2          Legend on Securities.  SDI and each of the Shareholders acknowledge and agree that substantially the following legend shall be typed on each certificate evidencing any of the Shares held at any time by a Shareholder until such Shares are deemed Unrestricted Shares:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A SHAREHOLDERS AGREEMENT DATED AS OF JUNE 9, 2008 AS AMENDED FROM TIME TO TIME, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER.  A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF STEEL DYNAMICS, INC. AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

The Shareholders consent to SDI making a notation in its records and giving instructions to its transfer agent in order to implement the restrictions on transfer set forth herein.  At such time as

Shares become Unrestricted Shares, SDI shall instruct its transfer agent to issue new certificates without such legends upon the written request of any Shareholder.

4.3          Notices and Demands.  Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given and received for all purposes when delivered by hand or facsimile or five (5) business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) business days after being sent by overnight delivery providing receipt of delivery, to:

(a)           If to SDI, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804, Attn: Theresa E. Wagler, Chief Financial Officer, or at such other address designated by SDI to the Shareholders in writing, with a copy to Barrett & McNagny LLP, 215 E. Berry Street, Fort Wayne, IN  46802,  Attn: Robert S. Walters.

(b)           if to the Shareholders at the mailing addresses as shown on the signature pages or joinder agreement hereto.

4.4          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

4.5          Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument.  One or more counterparts of this Agreement may be delivered via telecopier, facsimile or in PDF format by e-mail with the intention that they shall have the same effect as an original counterpart hereof.

4.6          Effect of Heading.  The Section headings herein are for convenience only and shall not affect the construction hereof.

4.7          Governing Law.  This agreement shall be deemed a contract made under the laws of the State of Indiana and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the State of Indiana, without giving effect to its conflict of laws principles.

4.8          Jurisdiction; Venue; Waiver Of Jury Trial.

(a)           To the maximum extent permitted by applicable law, the parties hereby irrevocably agree that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby, including tort claims, may be brought only in the North Carolina Business Court in Charlotte, North Carolina, or if there is no North Carolina Business Court in Charlotte at the time, in the North Carolina Business Court that is located closest to Charlotte, North Carolina. If there is not a North Carolina Business Court at the time, then such proceedings are to be brought in the appropriate courts of the State of North Carolina in Charlotte, North Carolina or of the United States of America for the Western District

of North Carolina. Each of the Parties hereby expressly submits to the personal jurisdiction and the venue of the aforementioned courts for the purposes thereof and expressly waives any claim of improper venue and any claim that those courts are an inconvenient forum.

(b)           Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.  Each party hereto (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

4.9          Integration.  This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

4.10        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein.  Neither this Agreement nor the right provided hereunder may be assigned by any Shareholder without the prior written consent of SDI, and without such prior written consent any attempted assignment shall be null and void.

4.11        Adjustment.  All references to share amounts and prices herein shall be equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event affecting the capital stock of SDI.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first above written.

“SDI”	STEEL DYNAMICS, INC., an Indiana corporation

	By:	/s/ Daniel M. Rifkin
	Its	EVP

“SHAREHOLDERS”

/s/ Frank Brenner
Frank Brenner

/s/ Mike Brenner
Mike Brenner

ESTATE OF MELVIN GORDON

/s/ Kalman Gordon
Name:	/s/ Saul Gordon
Title	Executors

ALFRED A. GORDON FAMILY TRUST

/s/ Richard Gordon
Name:	Richard Gordon
Title:	Trustee

/s/ Kalman Gordon
Kalman Gordon

/s/ Saul Gordon
Saul Gordon

/s/ Barry Gordon
Barry Gordon

/s/ Craig Gordon
Craig Gordon

/s/ Richard Gordon
Richard Gordon

/s/ Louis Gordon
Louis Gordon

/s/ Charlotte Margolis
Charlotte Margolis

/s/ Mark Gordon
Mark Gordon

/s/ Wendy Pake
Wendy Pake

/s/ Susan Sandler
Susan Sandler

/s/ Robert Gordon
Robert Gordon

/s/ D. H. Griffin Sr.
D.H. Griffin Sr.

/s/ D.H. Griffin Jr.
D.H. Griffin Jr.

/s/ Melody London
Melody London

/s/ Benita Mitchell
Benita Mitchell

/s/ William Perry
William Perry

/s/ Roger Ruminski
Roger Ruminski

/s/ Keith Rosen
Keith Rosen

/s/ Ed Bradley
Ed Bradley

/s/ Stephen W. Earp
Stephen W. Earp

/s/ Scott D. McDaniel
Scott D. McDaniel

/s/ John J. Deschenes
John J. Deschenes

/s/ Tim S. Bryan
Tim S. Bryan

/s/ Nick Urban
Nick Urban

/s/ Paul D. Siegel
Paul D. Siegel

/s/ Steven G. Siegel
Steven G. Siegel

/s/ Kenneth L. Siegel
Kenneth L. Siegel

/s/ Marvin Siegel
Marvin Siegel

/s/ Harold D. Kennedy
Harold D. Kennedy

/s/ Jeffrey A. Kennedy
Jeffrey A. Kennedy

/s/ Brian Kennedy
Brian Kennedy

/s/ Maria Kennedy
Maria Kennedy

/s/ Kym J. Cleveland
Kym J. Cleveland

/s/ Kelly C. Cleveland
Kelly C. Cleveland

/s/ Dorothy C. Cleveland
Dorothy C. Cleveland

/s/ Charles E. Cleveland
Charles E. Cleveland

EXHIBIT A

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Shareholders Agreement (the “Agreement”) dated as of [                  ], 2008 and as may be amended from time to time by and among Steel Dynamics, Inc., an Indiana corporation (“SDI”) and the other parties named therein and, for all purposes of the Agreement, the undersigned shall be included within the term “Shareholder” (as defined in the Agreement).  The address and facsimile number to which notices may be sent to the undersigned is as follows:

Name:
Address:

Facsimile No:

Signature: